EXHIBIT 32

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes‑Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of ImmunoGen, Inc., a Massachusetts corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report for the year ended June 30, 2016 (the “Form 10‑ K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10‑K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 25, 2016	/s/ Mark J. Enyedy
Mark J. Enyedy
President and Chief Executive Officer
(Principal Executive Officer)

Dated: August 25, 2016	/s/ David B. Johnston
David B. Johnston
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.